UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 23, 2013 (May 20, 2013)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan		48375
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2013, Cooper-Standard Holdings Inc. (the “Company”) issued $25 million in aggregate principal amount of Senior PIK Toggle Notes due 2018 (the “Notes”) in an offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Indenture

The Company issued the Notes pursuant to an indenture dated as of April 3, 2013 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee and an officer’s certificate dated May 20, 2013 (the “Officer’s Certificate”). Pursuant to the Indenture, the Company previously issued $175 million in aggregate principal amount of the Senior PIK Toggle Notes due 2018 (the “Existing Notes”). The Notes are treated as a single series with the Existing Notes and have substantially the same terms as those of the Existing Notes. The Notes have the same CUSIP and ISIN numbers as, and trade fungibly with, the Existing Notes (except that the Notes issued pursuant to Regulation S under the Securities Act have different CUSIP and ISIN numbers until at least 40 days after the issue date of the Notes).

Guarantees

The Notes were not guaranteed as of their date of issuance. If any of the Company’s wholly-owned domestic restricted subsidiaries guarantees certain debt of the Company, such subsidiary will also be required to guarantee the Notes.

Ranking

The Notes constitute senior unsecured debt of the Company.

Optional Redemption

The Company has the right to redeem the Notes at the redemption prices set forth below:

•

at any time (which may be more than once) before April 1, 2014, the Company may redeem up to 100% of the aggregate principal amount of the Notes with the net proceeds of one or more equity offerings at a price of 102.000% of the face amount of the Notes, plus accrued and unpaid interest to the date of redemption;

•

prior to April 1, 2014, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof plus the applicable make-whole premium as of, and accrued and unpaid interest thereon, if any, up to, but not including, the applicable redemption date; and

•

on or after April 1, 2014 the Company may redeem all or a part of the Notes, at 102.000% of the principal amount thereof if redeemed during the twelve-month period beginning on April 1, 2014, 101.000% of the principal amount thereof if redeemed during the twelve-month period beginning on April 1, 2015 and 100% of the principal amount thereof if redeemed on or after April 1, 2016, in each case, plus accrued and unpaid interest to the redemption date.

Change of Control

If a change of control occurs with respect to the Company, unless the Company has exercised its right to redeem all of the outstanding Notes, each noteholder shall have the right to require the Company. to repurchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Covenants and Events of Default

The Indenture contains covenants and events of default customary for an issuer of non-investment grade debt.

The foregoing is qualified in its entirety by reference to (i) the Indenture, a copy of which is filed as Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2013 and incorporated herein by reference, (ii) the Notes, the forms of which are filed as Exhibit 4.2 to this Current Report on Form 8-K and (iii) the Officer’s Certificate, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

4.1	Indenture, dated as of April 3, 2013, by and among Cooper-Standard Holdings Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2013).

4.2	Forms of Senior PIK Toggle Notes due 2018.

4.3	Officer’s Certificate, dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 23, 2013

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
Name: Timothy W. Hefferon Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of April 3, 2013, by and among Cooper-Standard Holdings Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2013).

4.2	Forms of Senior PIK Toggle Notes due 2018.

4.3	Officer’s Certificate, dated May 20, 2013.